EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2018-B5 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Radisson Blu Aqua Hotel Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Radisson Blu Aqua Hotel Mortgage Loan prior to July 14, 2021, LNR Partners, LLC, as Special Servicer for the Radisson Blu Aqua Hotel Mortgage Loan on and after July 14, 2021, Wilmington Trust, National Association, as Trustee for the Radisson Blu Aqua Hotel Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Radisson Blu Aqua Hotel Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Radisson Blu Aqua Hotel Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Radisson Blu Aqua Hotel Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Radisson Blu Aqua Hotel Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Aon Center Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Aon Center Mortgage Loan prior to March 29, 2021, Situs Holdings, LLC, as Special Servicer for the Aon Center Mortgage Loan on and after March 29, 2021, Wells Fargo Bank, National Association, as Trustee for the Aon Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Aon Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Aon Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Aon Center Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Aventura Mall Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Aventura Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Aventura Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Aventura Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Aventura Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Aventura Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Aventura Mall Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Westbrook Corporate Center Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Westbrook Corporate Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Westbrook Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Westbrook Corporate Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Westbrook Corporate Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Westbrook Corporate Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Westbrook Corporate Center Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 181 Fremont Street Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 181 Fremont Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 181 Fremont Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 181 Fremont Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 181 Fremont Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 181 Fremont Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 181 Fremont Street Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Workspace Mortgage Loan, KeyBank National Association, as Special Servicer for the Workspace Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Workspace Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Workspace Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Workspace Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Workspace Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Overland Park Xchange Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Overland Park Xchange Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Overland Park Xchange Mortgage Loan, Citibank, N.A., as Custodian for the Overland Park Xchange Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Overland Park Xchange Mortgage Loan, and U.S. Bank National Association, as Servicing Function Participant for the Overland Park Xchange Mortgage Loan.

Dated: March 10, 2022

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)